EXHIBIT 21

DEERE & COMPANY

AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

As of October 31, 2008

Subsidiary companies of Deere & Company are listed below.  Except where otherwise indicated, 100 percent of the voting securities of the companies named is owned directly or indirectly by Deere & Company.

Name of subsidiary	Organized under the laws of
Subsidiaries included in consolidated financial statements*

Banco John Deere S.A.	Brazil
Chamberlain Holdings Limited	Australia
Deere Capital, Inc.	Nevada
Deere Credit, Inc.	Delaware
Deere Credit Services, Inc.	Delaware
Farm Plan Corporation	Delaware
FPC Financial, f.s.b.	Federal
FPC Receivables, Inc.	Nevada
Industrias John Deere Argentina, S.A.	Argentina
John Deere Agri Services, Inc.	Delaware
John Deere Agricultural Holdings, Inc.	Delaware
John Deere Bank S.A.	Luxembourg
John Deere Brasil Ltda.	Brazil
John Deere Capital Corporation	Delaware
John Deere Cash Management S.A.	Luxembourg
John Deere Central Services GmbH	Germany
John Deere Coffeyville Works Inc.	Delaware
John Deere Commercial Worksite Products, Inc.	Tennessee
John Deere Construction & Forestry Company	Delaware
John Deere Construction Holdings, Inc.	Delaware
John Deere Consumer Products, Inc.	Delaware
John Deere Credit Company	Delaware
John Deere Credit Inc.	Canada
John Deere Credit Limited	Australia
John Deere Credit Mexico S.A. de C.V. Sofom, E.N.R.	Mexico
John Deere Credit OY	Finland
John Deere-Distribuidora de Titulos e Valores Mobiliarios Ltda.	Brazil
John Deere Equipment Private Limited (98% owned)	India
John Deere Foreign Sales Corporation Limited	Jamaica
John Deere Forestry Group LLC	Illinois
John Deere Funding Corporation	Nevada

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John Deere Iberica S.A.	Spain
John Deere India Private Limited	India
John Deere International GmbH	Switzerland
John Deere Jialian Harvester Company, Ltd.	China
John Deere Landscapes, Inc.	Delaware
John Deere Lanz Verwaltungs Aktiengesellschaft (99.9% owned)	Germany
John Deere Lawn & Grounds Care Holdings, Inc.	Delaware
John Deere Leasing Company	Delaware
John Deere Limited	Australia
John Deere Limited	Canada
John Deere Limited (Scotland)	United Kingdom
John Deere (Ningbo) Agricultural Machinery Co., Ltd.	China
John Deere Polska Sp. Zo.o	Poland
John Deere Receivables, Inc.	Nevada
John Deere S.A. de C.V.	Mexico
John Deere Thibodaux, Inc.	Louisiana
John Deere Tianjin International Trading Co., Ltd.	China
LESCO, Inc.	Ohio
Motores John Deere S.A. de C.V.	Mexico
Nortrax, Inc.	Delaware
Nortrax Investments, Inc.	Delaware
The Vapormatic Company Limited	United Kingdom
Waratah Forestry Equipment Canada Limited	Canada

*

Two hundred and six consolidated subsidiaries and thirty-nine unconsolidated affiliates whose names are omitted, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

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